SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  April 27, 2011

SINO CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 3 Tangyuan Road, Gaoxin District Xi'an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2011, the board of directors (the “Board”) of Sino Clean Energy, Inc. (the “Company”) appointed Mr. Joseph Levinson as a director and a member and Chairman of the Audit Committee.  The Board determined that Mr. Levinson is an “independent director” as that term is defined in accordance with Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board also determined that Mr. Levinson qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the Exchange Act.

Mr. Levinson was formerly a manager at Deloitte and Touche from 2000 to 2001.  Prior to that, he was a senior at KPMG from 1998 to 2000. Mr. Levinson served as the chief financial officer of PacificNet Inc. (Pink Sheets: PACT) and the chief financial officer of Global Pharmatech Inc. (Pink Sheets: GBLP) from 2006 to 2007. From May 2007 to January 2009, Mr. Levinson served as a director of China 3C Group (OTCBB:CHCGE) and from August 2007 to October 2008 as a director of Aoxing Pharmaceutical Company Inc. (AMEX:AXN). In addition, since July 2008, Mr. Levinson has served as a director of China Solar and Clean Energy Solutions, Inc. (OTCBB:CSOL). From March 2010 until January 2011, Mr. Levinson was a director of Energroup Holdings Corporation (Pink Sheets: ENHD).  Mr. Levinson graduated from New York State University at Buffalo with a Bachelor degree in accounting / finance in 1994 and he is a Certified Public Accountants in the United States.

On April 27, 2011, the Company and Mr. Levinson executed a director offer letter in connection with Mr. Levinson’s appointment to the Board, pursuant to which Mr. Levinson will be entitled to receive an annual compensation of $48,000.  The Company will reimburse Mr. Levinson for reasonable expenses incurred in connection with his performance of his duties as a director of the Company, including travel expenses. The Company also agreed to include Mr. Levinson as an insured under its directors and officers insurance policy and to indemnify Mr. Levinson for any expenses incurred in connection with his performance of his duties as a director of the Company.

    The foregoing description of the material terms of the director offer letter is qualified in its entirety by a form of such agreement included with this 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description

10.1                      Director Offer Letter by and between the Company and Mr. Joseph Levinson, dated as of April 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy, Inc.

By:	/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer

Dated: April 27, 2011